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                                                                     EXHIBIT (i)

                  [DECHERT LLP LOGO]

                  August 28, 2003

                  ING Investors Trust
                  7337 East Doubletree Ranch Road
                  Scottsdale, Arizona 85258-2034

                  R:.   ING Investors Trust
BOSTON                  Securities Act Registration No. 33-23512
                        Investment Company Act File No. 811-5629
BRUSSELS
                  Ladies and Gentlemen:
FRANKFURT
                  We have acted as counsel to the ING Investors Trust (the
HARRISBURG        "Trust"), a Massachusetts business trust, and we have a
                  general familiarity with the Trust's business operations,
HARTFORD          practices and procedures. You have asked for our opinion
                  regarding the issuance of shares of beneficial interest
LONDON            ($0.001 par value per share) by the Trust in connection with the registration of shares on behalf of the ING American Funds
LUXEMBOURG        Growth, ING American Funds International and ING American
                  Funds Growth-Income Portfolios (each a "Series" and
NEW YORK          collectively, the "Funds"). In our capacity as counsel, we have examined the Trust's Declaration of Trust, as amended to
NEWPORT BEACH     date, and are familiar with the proceedings of the Board of
                  Trustees authorizing the creation of each Series and its
PALO ALTO         shares of beneficial interest (the "Shares") and the issuance of such Shares to the public.
PARIS
                  We have examined originals and certified copies, or copies
PHILADELPHIA      otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other
PRINCETON         instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the
SAN FRANCISCO     genuineness of all signatures, the authenticity of all
                  documents examined by us and the correctness of all statements
WASHINGTON        of fact contained in those documents.

                  On the basis of the foregoing, it is our opinion that the shares of beneficial interest ($0.001 par value per share) of each Series of the Trust, registered under the Securities Act of 1933, as amended ("1933 Act") in the above-captioned registration statement ("Registration Statement"), when issued in accordance with the terms described in the Registration Statement as filed on or about August 27, 2003, will be duly and validly issued, fully paid and non-assessable by the Trust.

                  We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Counsel." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

                  Sincerely,

                  /s/ Dechert LLP

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